
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Balance
Sheet and Statement of Income and is qualified in its entirety by reference to such financial statements
</LEGEND>
<CIK> 0000832091
<NAME> KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                       3,217,139
<SECURITIES>                               187,720,432<F1>
<RECEIVABLES>                                1,963,833
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             8,647,992<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             201,549,396
<CURRENT-LIABILITIES>                           18,545
<BONDS>                                              0
<COMMON>                                   201,530,851<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               201,549,396
<SALES>                                              0
<TOTAL-REVENUES>                            12,013,952<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,555,208<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              9,458,744
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          9,458,744
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 9,458,744
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following investments: Participating Insured Mortgages ("PIMs")
$151,763,217 & Mortgage-Backed Securities ("MBS") $35,957,215
<F2>Includes the following prepaid acquisition fees & expenses of $6,531,213 net of accumulated amortization of $5,799,850 and prepaid participating servicing of
$2,116,779 net of accumulated amortization of $1,969,753
<F3>Represents total equity of General Partners & Limited Partners of $(85,634) and
$201,616,485
<F4>Represents interest income on investments in mortgages & cash
<F5>Includes $1,216,829 of amortization related to prepaid fees & expenses
<F6>Net income allocated $283,762 to the General Partners & $9,174,982 to the
Limited Partners.  Average net income per unit of Limited Partners interest is
$.72 on 12,770,261 units outstanding.

